Exhibit 99.1

                 Culp Announces Preliminary Results for Fourth
         Quarter 2005; Company Outlines Restructuring Plan for Domestic Upholstery Fabrics Business Expected to Realize $11 Million in Annual
                                Cost Reductions



    HIGH POINT, N.C.--(BUSINESS WIRE)--May 2, 2005--Culp, Inc. (NYSE:CFI) today announced that based on preliminary quarterly results and estimates, it expects to report a loss in the range of $0.13 to $0.17 per diluted share for the fourth fiscal quarter ended May 1, 2005, excluding restructuring and related charges. These preliminary results reflect a greater loss than the company's previously announced expectation of a loss of $0.03 to $0.08 per diluted share in the period, excluding restructuring and related charges. The company currently estimates that restructuring and related charges of approximately $2.8 million, net of taxes, or $0.24 per diluted share, were incurred during the fourth fiscal quarter related to the company's previous restructuring plan announced in October 2004. The company's restructuring plan for its domestic upholstery fabrics business, announced today and discussed more fully below, includes an additional $4.9 million, net of taxes, or $0.43 per diluted share, in restructuring and related charges for the fourth fiscal quarter. Total restructuring and related charges are now estimated to be $7.7 million, or $0.67 per diluted share, and the company expects to report a net loss for the fourth fiscal quarter of $0.80 to $0.84 per diluted share. (A reconciliation of the estimated net loss per share calculation has been set forth on page 3.)
    Commenting on the announcement, Robert G. Culp, III, chairman and chief executive officer of Culp, Inc., said, "Compared with the previously announced expectation, our preliminary results for the fourth fiscal quarter primarily reflect lower-than-expected demand for domestically produced upholstery fabrics, and significant manufacturing variances and production constraints related to the recent restructuring activities in our decorative fabrics operation. Also, additional corporate expenses, primarily professional fees, were incurred during the fourth quarter that are not expected to have a recurring effect on our financial results going forward."
    The company also announced a major restructuring plan within the domestic upholstery fabrics business designed to reduce costs, increase asset utilization and improve profitability. The restructuring plan includes consolidation of the company's velvet fabrics manufacturing operations, additional fixed manufacturing cost reductions in the decorative fabrics operation and significant reductions in selling, general and administrative expenses within the upholstery fabrics segment. Another important element of the restructuring plan will be a substantial reduction in raw material and finished goods stock keeping units to simplify manufacturing processes, increase productivity and reduce inventories.
    The company will be relocating velvet production equipment from the manufacturing facility in Burlington, North Carolina, to its other velvet plant in Anderson, South Carolina, resulting in significant reduction of fixed manufacturing costs. The Burlington facility will then be utilized as an inspection and distribution facility for fabrics imported from offshore sources and for finished goods warehousing of domestically produced upholstery fabrics. The company also will combine its sales, design and customer service activities for Culp Decorative Fabrics and Culp Velvets/Prints, the two divisions within the upholstery fabrics segment. As a result, the company will list for sale two buildings in Burlington, consisting of approximately 140,000 square feet. These initiatives will significantly reduce the company's selling, general and administrative expenses. Overall, these restructuring actions will reduce the number of employees by approximately 225 people, representing approximately 17 percent of those in Culp's domestic upholstery fabrics business.
    Culp noted, "Due to the continuing competitive pressure on demand for domestically produced upholstery fabrics, we are taking aggressive steps to adjust our cost structure and align our U.S. manufacturing capacity with current and expected demand. By consolidating our manufacturing operations and merging the key functions for the two divisions within the upholstery fabrics segment, we will significantly reduce our operating costs and utilize our domestic operations more efficiently. Ultimately, we believe our customers will benefit from having one dedicated team focused on providing the upholstery fabrics that our customers desire. Nonetheless, we deeply regret that these changes require some very difficult personnel decisions, and we are mindful of the impact of these initiatives on our associates."
    The implementation of these restructuring initiatives will begin immediately and is expected to be completed by August 2005. The company expects the restructuring actions to result in total pre-tax charges of approximately $13 million ($8.7 million on an after-tax basis), of which $10 million is expected to be non-cash items. Of the total charges, the company estimates that approximately $7.3 million ($4.9 million, net of taxes, or $0.43 per diluted share) will be recorded in the fourth quarter of fiscal 2005. The remaining charges are expected to be recorded in the first quarter of fiscal 2006.
    Culp added, "As a result of the manufacturing consolidations and other initiatives announced today, we expect to realize cost reductions from fourth-quarter levels of approximately $11 million on an annualized basis, of which approximately $6 million will be in selling, general and administrative costs and approximately $5 million will be in fixed manufacturing costs.
    "Once these initiatives are completed, Culp will have six manufacturing facilities operating in the upholstery fabrics segment, including one facility in China. Our primary focus in our U.S. upholstery manufacturing operations is to restore profitability. We are committed to taking whatever additional steps are necessary to achieve profitable domestic operations.
    "At the same time, we are excited about our leadership position with respect to our mattress fabrics segment and our growth prospects in our offshore upholstery fabrics business. During the fourth fiscal quarter, sales of upholstery fabrics produced outside of our U.S. manufacturing plants were up 75 percent over the same period last year and accounted for approximately 25 percent of Culp's overall upholstery fabric sales."
    The company expects to announce financial results for the fourth quarter and fiscal year ended May 1, 2005, in mid-June.
    Culp, Inc. is one of the world's largest marketers of mattress fabrics for bedding and upholstery fabrics for furniture. The company's fabrics are used principally in the production of bedding products and residential and commercial upholstered furniture.
    This release contains statements that may be deemed "forward-looking statements" within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 27A of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties. Further, forward-looking statements are intended to speak only as of the date on which they are made. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as "expect," "believe," "estimate," "plan" and "project" and their derivatives, and include but are not limited to statements about expectations for the company's future operations, production levels, sales, expenses, profit margins, earnings or other performance measures. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on the company's business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the company adversely. In addition, strengthening of the U.S. dollar against other currencies could make the company's products less competitive on the basis of price in markets outside the United States. Also, economic and political instability in international areas could affect the company's operations or sources of goods in those areas. Finally, unanticipated delays or costs in executing restructuring actions could cause the cumulative effect of restructuring actions to fail to meet the objectives set forth by management. Other factors that could affect the matters discussed in forward-looking statements are included in the company's periodic reports filed with the Securities and Exchange Commission.


                               Culp Inc.
        Reconciliation of Estimated Range of Net Loss Per Share
          to Estimated Range of Pro Forma Net Loss Per Share
                              (Unaudited)

                                                       Three Months
                                                        Ended May 1,
                                                           2005
                                                      ---------------
Estimated range of net loss per share                 $(0.80)-$(0.84)
Estimated restructuring and related charges,
  net of income taxes                                           0.67
                                                      ---------------
Estimated range of pro forma net loss per share       $(0.13)-$(0.17)
                                                      ===============


    CONTACT: Culp, Inc.
             Investor Contact:
             Kathy J. Hardy, 336-888-6209
             or
             Media Contact:
             Kenneth M. Ludwig, 336-889-5161